Exhibit 10.2

The DIRECTV Group, Inc. 2005 Equity Program

Award Terms and Conditions

This is a summary of the material terms and conditions of the 2005 Equity Program. The 2004 DIRECTV Group, Inc. Stock Plan (the “Plan”) and Prospectus govern the awards, receipt of which is hereby acknowledged, and is incorporated herein by this reference.

Term or Concept	Explanation
Company	The DIRECTV Group, Inc. and its Subsidiaries

Eligibility	DIRECTV Group and DIRECTV senior managers and above

Award Date	February 8, 2005

Awards	Denominated in DIRECTV Restricted Stock Units (RSUs or Units); upon vesting, distributed in DIRECTV (DTV) shares.

Performance Period	3-year performance period (January 1, 2005 – December 31, 2007)

Vesting	•	Vesting refers to the time when you are eligible to receive your shares.

	•	The number of vested shares depends on how we perform against the company performance measures over the three-year performance period (from 0 – 1.00).

	•	Once your shares are vested, they will be distributed to you (minus tax withholding) and then are yours to sell or hold as your wish.

Adjustment Factor	•	The factor that is multiplied by your RSU grant at the end of the 3-year performance period to determine your vested shares

	•	Is a result of the Company’s performance to the Performance Measures listed below

Performance Measures	•	Net Annual Subscriber Growth

	•	Average Annual Churn

	•	Average Annual ARPU (Average Revenue Per User) Growth

	•	Average Annual SAC (Subscriber Acquisition Cost)

	•	Average Annual Margin Improvement

Vesting Determination	•	The Vesting Date is the end of the Performance Period, 12/31/07.

	•	As soon as practicable after the Vesting Date, the DIRECTV Group Inc. Compensation Committee (the “Committee”) determines the level of performance of each Performance Measure and the Adjustment Factor (which shall not be greater than 1). The Committee will multiply the Adjustment Factor by the total number of Stock Units to determine the number of vested units.

Share Distribution	Upon vesting, the shares will be directly deposited into an account in your name at the company’s transfer agent. Account statements will be distributed shortly thereafter.

The DIRECTV Group Inc. 2005 Equity Program

Award Terms and Conditions (continued)

Term or Concept	Explanation
Taxation	•	Your award becomes taxable at the time of vesting, which is when you’ll receive your shares of DTV stock if the performance goals are met.

	•	The withholding taxes are due upon vesting, whether or not you sell your shares. The company will withhold shares of stock to satisfy the required tax withholdings, so you will receive shares net taxes.

	•	Please consult with your personal tax or financial advisor for more information regarding the tax consequences of your award.

Continuance of Employment	•	Except as otherwise provided in the “Impact of Termination” section below, your continued employment or service through the Vesting Date is required as a condition to the vesting of your Award and the rights and benefits under the Plan. Partial employment or service, even if substantial, during the Performance Period will not entitle any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided below or under the Plan.

Impact of Termination	If you should leave the company for any reason within the first calendar year of the Performance Period, your Award is forfeited.

• Resignation or Termination for Cause	If you resign from the company or are terminated for cause at any time, you forfeit all unvested awards.

• Termination Without Cause (e.g., Layoff) • Retire • Due to L.T. Disability or Death	•	You are eligible for a pro-rated award based on the number of full calendar years of service completed during the Performance Period and on plan performance assessed at the end of Performance Period.
	•	Any vested shares will be distributed as soon as practicable in the year following the end of the Performance Period.

Impact of Leave of Absence	•	Absence from work caused by military service, authorized sick leave or other leave approved by the Company or the Committee shall not be considered a termination of employment by the Company only if reemployment upon the expiration of such leave is required by contract or law, or such leave is for a period of not more than 90 days.